Exhibit 99.1

authID.ai Announces Pricing of Public Offering and Nasdaq Listing

Long Beach, NY., August 23, 2021----authID.ai (www.authid.ai) (Nasdaq: AUID) (“authID” or the “Company”), a leading provider of secure, mobile, biometric identity authentication solutions, today announced the pricing of its underwritten public offering of 1,428,571 shares of its common stock at a public offering price of $7.00 per share, for gross proceeds of approximately $10 million, before deducting underwriting discounts, commissions and estimated offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 214,285 shares of common stock to cover over-allotments at the public offering price, less the underwriting discount. All of the shares of common stock are being offered by the Company. The offering is expected to close on August 26, 2021, subject to the satisfaction of customary closing conditions.

The Company has received approval to list its common stock on the Nasdaq Capital Market under the symbol “AUID” and is expected to begin trading on Nasdaq on August 24, 2021.

The Company intends to use the proceeds to invest in software product and platform development and artificial intelligence; to expand the Company’s business development and sales and marketing capabilities; and for working capital and general corporate purposes.

ThinkEquity is acting as sole book-running manager for the offering.

The Securities and Exchange Commission ("SEC") declared effective a registration statement on Form S-1 (File No. 333-257453) relating to these securities on August 23, 2021. A final prospectus relating to this offering will be filed with the Securities and Exchange Commission. The offering is being made only by means of a prospectus filed with the SEC. When available, copies of the prospectus relating to the offering may be obtained by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com. Investors may also obtain these documents at no cost by visiting the SEC's website at https://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About authID.ai

authID.ai (www.authid.ai) Recognise Your Customer™. Our mission is to eliminate all passwords, and to be the preferred global platform for biometric identity authentication. The authID.ai Identity as a Service (IDaaS) platform delivers a suite of biometric identity proofing and authentication solutions that establish security and trust in today’s digital world. Our vision is to enable every organization to “Recognise Your Customer” instantly, without friction or loss of privacy, powered by the most sophisticated biometric and artificial intelligence technologies.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on authID.ai’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and authID.ai undertakes no duty to update such information except as required under applicable law.

Contacts:

authID.ai

Tom Thimot, Chief Executive Officer	tomthimot@authID.ai
Tripp Smith, President & CTO	trippsmith@authid.ai

Media Relations

Emily Porro, Makovsky

eporro@makovsky.com

Investor Relations

Douglas Hesney, Makovsky

dhesney@makovsky.com